Exhibit 99.2

Investors and Reporters May Contact:

Matt Pettoni

VP & Treasurer

(770) 418-8219

ir@asburyauto.com

Asbury Automotive Group Announces Private Offering of $400 Million of Senior Subordinated Notes due 2024

Duluth, GA, November 19, 2014—Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retailers in the United States, announced today the commencement of an offering of $400.0 million aggregate principal amount of senior subordinated notes due 2024 (the “2024 Notes”) in a private placement that is exempt from the registration requirements of the Securities Act of 1933 (the “Act”). The 2024 Notes will be guaranteed by all of the Company’s existing subsidiaries and certain future subsidiaries.

The Company intends to use the net proceeds from the offering of 2024 Notes to (i) purchase any and all of the Company’s outstanding 8.375% Senior Subordinated Notes due 2020 (the “2020 Notes”) that are tendered pursuant to the Company’s cash tender offer and consent solicitation for any and all 2020 Notes commenced on November 19, 2014 (the “Tender Offer”) and pay the related consent fees in connection with the Tender Offer and (ii) pay all related transaction fees and expenses. Any remaining proceeds will be used for general corporate purposes, which may include, among other things, share repurchases and acquisitions. The consummation of the offering of 2024 Notes will be conditioned upon customary closing conditions.

The 2024 Notes and the related guarantees have not been, and will not be, registered under the Act or the securities laws of any other place and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The 2024 Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the 2024 Notes or any other securities, and shall not constitute an offer, solicitation or sale of any 2024 Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to the Company’s goals or plans regarding the offering, the nature and extent of the guarantee of the 2024 Notes and the expected use of proceeds from the offering of the 2024 Notes. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the Company’s ability to consummate the offering of the 2024 Notes, market factors and conditions, the Company’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with the Company’s indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness), the Company’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and the Company’s ability to execute its IT initiatives and other operational strategies, the Company’s ability to leverage gains from its dealership portfolio, the Company’s ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and the Company’s ability to stay within its targeted range for capital expenditures. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.